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                                                                      Exhibit 23


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the: (i) Registration Statement (Form S-8 No. 33-87658) pertaining to the ValuJet Airlines, Inc. 1993 Incentive Stock Option Plan and the ValuJet Airlines, Inc. 1994 Stock Option Plan, (ii) Registration Statement (Form S-8 No. 33-91624) pertaining to the ValuJet Airlines, Inc. 1995 Employee Stock Purchase Plan, (iii) Registration Statement (Form S-8 No. 33-98568) pertaining to the Airways Corporation 1995 Stock Option Plan and 1995 Director Stock Option Plan, (iv) Registration Statement (Form S-3 No. 333-62863) of AirTran Holdings, Inc., (v) Registration Statement (Form S-3 No. 33-83048) of ValuJet Airlines, Inc., (vi) Registration Statement (Form S-8 No. 333-82727) pertaining to the AirTran 1996 Stock Option Plan, and (vii) Registration Statement (Form S-3 No. 333-41480) of AirTran Holdings, Inc., of our report dated January 21, 2001, except for Note 5 as to which the date is March 22, 2001, with respect to the consolidated financial statements and schedule of AirTran Holdings, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                               /s/ ERNST & YOUNG LLP
                                               ------------------------------


Atlanta, Georgia
March 26, 2001